UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2007

QUICKSILVER RESOURCES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14837	75-2756163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Rosedale Street
Fort Worth, Texas 76104
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 1, 2007, Quicksilver Resources Inc. entered into a registration rights agreement with BreitBurn Energy Partners L.P., a Delaware limited partnership, in connection with the transactions described in Item 2.01 below.  The registration rights agreement requires BreitBurn Energy to seek registration in order to permit Quicksilver’s resale from time to time of the acquired common units of BreitBurn Energy after a lock-up period (as described further in Item 2.01 below).  Quicksilver will also have piggyback registration rights on other underwritten offerings of such acquired units.  A copy of the registration rights agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 1, 2007, pursuant to the Contribution Agreement dated September 11, 2007 between Quicksilver and BreitBurn Operating L.P., a Delaware limited partnership, Quicksilver completed the contribution of its oil and gas properties and facilities in Michigan, Kentucky and Indiana and its equity interests in various entities to BreitBurn Operating.  BreitBurn Operating paid Quicksilver $750 million in cash and 21,347,972 common units of BreitBurn Energy.  The consideration is subject to customary post-closing adjustments.  Pursuant to the terms of the lock-up provisions in the Contribution Agreement, Quicksilver is prohibited from selling (i) any of the acquired units prior to November 1, 2008 or (ii) more than 50% of these units prior to May 1, 2009.

    A copy of the Contribution Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.05.	Cost Associated with Exit or Disposal Activities.

On September 12, 2007, Quicksilver agreed to provide certain bonuses and one-time termination benefits to employees who were terminated upon consummation of the transactions contemplated by the Contribution Agreement.  Quicksilver will incur approximately $9.7 million in pretax costs as a result of the payment of these bonuses and one-time termination benefits.  138 employees were affected by the transaction.  Quicksilver anticipates incurring pretax termination-related costs of $5.9 million during 2007, of which approximately $5.4 million was recognized in the quarter ended September 30, 2007.  Remaining termination-related costs totaling approximately $3.8 million are anticipated to be incurred in 2008 and 2009.  Quicksilver expects the cash effects and timing of payments from all termination-related costs to mirror the amounts and timing of the expense recognition.

Item 8.01.	Other Events.

On September 24, 2007, Quicksilver issued a press release announcing: (i) an increase to its 2007 capital budget by approximately $200 million; (ii) increased expectations for production volumes in the Fort Worth Basin Barnett Shale; and (iii) that the properties and facilities in Michigan, Indiana and Kentucky to be contributed to BreitBurn Operating L.P., pursuant to the Contribution Agreement, will be treated as continuing operations for financial reporting purposes.  The full text of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On November 1, 2007, Quicksilver issued a press release announcing the consummation of the transactions under the Contribution Agreement.  The full text of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

  (d) Exhibits:

Exhibit Number	Description
10.1	Registration Rights Agreement between Quicksilver Resources Inc. and BreitBurn Energy L.P. dated November 1, 2007.
10.2	Contribution Agreement between Quicksilver Resources Inc. and BreitBurn Operating L.P. dated September 11, 2007.
99.1	Press Release dated September 24, 2007.
99.2	Press Release dated November 1, 2007.
99.3	Quicksilver Resources Inc. Unaudited Pro Forma Consolidated Financial Statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Glenn Darden
Glenn Darden
President and Chief Executive Officer

Date: November 7, 2007

Index to Exhibits

Exhibit Number	Description
10.1	Registration Rights Agreement between Quicksilver Resources Inc. and BreitBurn Energy L.P. dated November 1, 2007.
10.2	Contribution Agreement between Quicksilver Resources Inc. and BreitBurn Operating L.P. dated September 11, 2007.
99.1	Press Release dated September 24, 2007.
99.2	Press Release dated November 1, 2007.
99.3	Quicksilver Resources Inc. Unaudited Pro Forma Consolidated Financial Statements.